Exhibit 99.1

For Immediate Release
Contact:
Howard Silver (Company)   Jerry Daly or Carol McCune   Claire Koeneman
President                 Daly Gray (Media)            Financial Relations Board
(901) 754-7774            (703) 435-6293               (Analyst Info)
                                                       (617) 369-9240


                    Equity Inns Reports Third Quarter Results

        REIT Portfolio Outperforms Industry Operating Results Following
                               Terrorist Attacks


        GERMANTOWN, Tenn., November 8, 2001--Equity Inns, Inc. (NYSE: ENN) a hotel real estate investment trust (REIT), today reported third quarter results for the period ended September 30, 2001. While results were down sharply as a result of the September 11 terrorist attacks and a weakening economy, the company's hotel portfolio significantly outperformed industry operating results.
         Funds from operations (FFO) for the quarter ended September 30, 2001, were $13.4 million, down from $17.1 million for the same period a year ago. FFO per share was $0.35, compared to $0.45 in the 2000 third quarter, and $0.01 above consensus analysts' estimates.
         "The tragic events of September 11 have impacted our nation, our industry and our company," said Phillip H. McNeill, Sr., chairman and chief executive officer. "We wish to express our support for the families, volunteers and military as we begin the recovery process.
         "Like the entire hospitality industry, our hotels were severely impacted following the terrorist attacks on September 11," McNeill said. "We responded quickly to the changing business conditions after the attacks, working closely with our management companies to control costs and maximize revenues."
         For the 2001 third quarter, Equity Inns' comparable 96-hotel portfolio reported a 7.1 percent decline in revenue per available room (RevPAR), compared to the same period a year earlier. "While we do not enjoy reporting any decline in RevPAR, we are encouraged that our portfolio significantly outperformed the industry, which reported a 2001 third quarter RevPAR decline of 11.2 percent, according to Smith Travel Research," said Donald H. Dempsey, chief financial officer.
         "Our midscale without food and beverage properties reported the best relative performance during the 2001 third quarter (5.1 percent RevPAR decline), while our all-suite and upscale extended stay segment hotels experienced 11.1 percent and 7.8 percent declines, respectively," he said. "Our 'drive to' properties performed the best, while our larger urban properties, which are more influenced by airline travel, experienced the largest declines. We believe that our portfolio's well-regarded brands, especially the Hampton Inns, benefited us, as consumers tend to gravitate to more familiar, trusted brands with known levels of service and amenities during slower economic times."
         Dempsey said that the company had seen a softening of demand at its properties prior to September 11, with RevPAR declining 3.3 percent for the quarter up to that date. RevPAR dropped significantly for the September 11-30 period, down 20.9 percent, on declines of 13.0 points in occupancy and 4.1 percent in average daily rate (ADR). Hotels in all geographic regions were impacted by the combination of an economic slowdown and the aftereffects of the terrorist attacks on travel.
         For October, the company's preliminary operating results show RevPAR down 8.7 percent, with ADR down 4.2 percent and occupancy down 3.4 points. "Operating performance in our portfolio bottomed out the week ended September 22 and appears to have somewhat stabilized in October," he said. "However, as the chart below indicates, ENN's hotels have consistently performed better than the industry in every week since the tragedy, led in most cases by the midscale without food and beverage segment."

                                       ENN RevPAR Decrease vs. Prior Year
                                       ----------------------------------


                                                           Midscale
   Week Ended          Industry         Portfolio        Without F&B        Extd. Stay         All-Suite        Full Service
   ----------          --------         ---------        -----------        ----------         ---------        ------------

      9/15               -20.2%           -15.7%              -12.2%            -18.1%            -17.7%            -24.9%
      9/22               -37.3%           -23.4%              -17.2%            -29.4%            -30.5%            -14.4%
      9/29               -24.3%           -15.1%               -8.4%            -22.5%            -16.6%            -23.3%
      10/6               -17.5%            -6.1%               -1.0%            -10.7%             -7.7%            -16.6%
      10/13              -16.0%           -11.1%               -8.1%            -11.7%            -16.5%            -13.9%
      10/20              -18.9%           -11.7%               -9.4%            -13.4%            -13.9%            -15.1%
      10/27              -17.4%           -12.4%               -7.6%            -20.9%            -11.7%             -6.1%


Third Quarter Highlights
         "Obviously, the primary reason for the reduction in third quarter FFO was the $5.5 million decrease in net contribution from hotel operations and leases due to the decline in RevPAR," said Dempsey. "Generally speaking, however, we are pleased that the strategic diversity of our portfolio's property types gives us a stronger defensive position with upside potential. Our drive-to properties enabled us to outperform the industry as a whole, while our urban hotels should positively impact results as travel improves."

         The REIT reported a $310,000 increase in other income as part of its agreement with Glenn Hatchett and Associates, a major purchasing firm, to provide Equity Inns with certain fees as the company's preferred vendor for furniture, fixture and equipment. ENN also benefited from lower interest rates in the quarter, with total interest expense down $313,000. The results also reflected a tax benefit of $990,000 for the quarter as a result of recording a deferred tax asset in its taxable REIT subsidiary. The deferred tax asset occurred as a result of the operating expenses (including lease payments) of the taxable REIT subsidiary exceeding the revenue of the hotels.
         Real estate taxes declined by $316,000 due to lower tax appraisals, primarily at the company's Chicago Homewood Suites property. "We are devoting a significant amount of time in the fourth quarter to a review of the proposed real estate tax appraisals at all our hotels and expect to appeal aggressively," Dempsey said.
         "The benefits of the REIT Modernization Act (RMA), under which we converted most of our leases at the beginning of the year, were readily apparent in the quarter," said Howard Silver, president and chief operating officer. "Because our management companies' interests were much more closely aligned with ours, we were able to quickly step up our already aggressive asset management activities. Shortly after the attacks, we met with our operators to collectively find ways to reduce operating expenses, eliminate discretionary capital expenditures and gain market share."
         Silver said that the company has spent approximately $95 million on capital expenditures in the past four years to upgrade its portfolio to highly competitive levels, eliminating the need for substantial capital expenditures over the near term. "We believe we can greatly reduce our capital expenditures over the next four to six quarters without a material impact on our guests or brand standards," he said. "We are monitoring all costs carefully and spending only to complete projects already under way or for emergency maintenance."
         Silver noted that the company continues to have a strong balance sheet with a conservative debt-to-hotel investment at cost of 41 percent with no debt maturities due until 2003. The company's average interest rate was 8.17 percent for the quarter, down from 8.44 percent for the same period during 2000. At the end of the third quarter, $26 million was available on the company's line of credit, and the company was in compliance with all its debt covenants.
Guidance Update
         "Because these are unprecedented times, it is nearly impossible to provide meaningful earnings guidance," said Dempsey. "Based on October results and projections, we expect to see, barring any further disruptions in travel, a 2001 fourth quarter RevPAR decline of approximately 10 percent. Should those projections hold true, we would expect to see FFO per share of $0.10 to $0.15 per share, which would result in $1.16 to $1.21 FFO per share for the full year.
         "We are not comfortable with making 2002 projections at this time," he said. "We are encouraged that a recent projection by PricewaterhouseCoopers suggested a slight improvement in industry RevPAR for next year, with the midscale without food and beverage segment increasing 3.4 percent, the most for any segment. We expect to provide 2002 guidance later in the fourth quarter when visibility about economic and travel trends improves, and we obtain 2002 budgets from our various management companies."

         McNeill said that Equity Inns currently is not engaged in any hotel acquisition discussions but continues to closely monitor market conditions. "We believe that there will be some attractively priced hotels coming to the market within the next six months as a result of the current economic slowdown. Should we opportunistically pursue acquisitions, it most likely will be through joint ventures." Dividend Policy
         The company paid its regular $0.25 dividend per common share and $0.59375 per preferred share for the 2001 third quarter on November 1 and October 31, respectively. McNeill said that the board will continue to monitor the company's dividend policy on a quarterly basis and expects to maintain its policy of paying common share dividends equal to approximately 65 to 75 percent of annualized FFO.
         Based on current operating projections by Equity Inns' management companies for 2001, its present dividend policy, and payment of $0.75 for the first three quarters, the company said it expects that its fourth quarter dividend could range between $0.00 and $0.10 a share and will be announced following its regularly scheduled fourth quarter board meeting on December 4. "We feel it is prudent to wait until December when we will be receiving 2002 operating budgets from our management companies, at which time we also will have an additional month of information and operating data to analyze," McNeill said.
         The company expects to pay the full preferred dividend for the fourth quarter. "During such uncertain times, we will be conservative in our dividend policy with a goal of balancing the needs of our company and shareholder returns," he said.
         Silver said that during September McNeill purchased 30,000 shares of common stock and for year-end tax purposes subsequently sold on October 31, 2001, 18,100 shares of stock at an average price of $7.80 per share. McNeill and senior management continue to hold more than 7 percent of the outstanding shares and partnership units.
         For more information about Equity Inns, visit the company's Web site at www.equityinns.com. A Web cast of the company's third quarter earnings conference call will be available today, November 8 at 11 a.m. Eastern time, by going to the Web site and clicking on Conference Calls. Interested parties also may listen to an archived Web cast of the conference call on the Web site, or may dial (888) 266-2086, pass code 5585932, to hear a telephone replay. The archived Web cast will be available for 10 days following the call, and the telephone replay will be available through Thursday, November 15, 2001.
         Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The company owns 96 hotels with approximately 12,300 rooms located in 34 states.
         Certain matters within this press release are discussed using forward-looking language as specified in the 1995 Private Securities Litigation Reform Law, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. Such risks and uncertainties include, but are not limited to, the following: the ability of the company to cope with domestic economic and political disruption and Federal and state governmental regulation of war, terrorism, states of emergency or similar activities resulting from the terrorist attacks occurring on September 11, 2001; the ability of the company to successfully implement its operating strategy; changes in economic cycles; competition from other hospitality companies; and changes in the laws and government regulations applicable to the company. From time to time, these and other risks are discussed in the company's filings with the Securities and Exchange Commission.

                               EQUITY INNS, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                        September 30,     December 31,
                                                             2001             2000
                                                        -------------     ------------
                                                         (unaudited)
ASSETS
Investment in hotel properties, net                      $758,075,734     $772,411,021
Cash and cash equivalents                                   4,115,910          793,127
Accounts receivable                                         4,052,212
Due from Lessees                                              807,325        5,594,802
Notes receivable                                            3,448,466        3,407,889
Deferred expenses, net                                     11,244,951       12,842,499
Deferred tax asset                                          2,380,000
Deposits and other assets                                   5,489,691        6,693,339
                                                         ------------     ------------

       Total assets                                      $789,614,289     $801,742,677
                                                         ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Debt                                                     $376,889,354     $383,402,951
Accounts payable and accrued expenses                      25,284,030       13,605,147
Distributions payable                                      10,598,519       10,578,824
Deferred lease revenue                                      2,806,696
Interest rate swap                                          3,323,763
Minority interest in Partnership                            9,628,490       10,369,635
                                                         ------------     ------------

       Total liabilities                                  428,530,852      417,956,557
                                                         ------------     ------------

Commitments and contingencies

Shareholders' equity:

Preferred Stock, $.01 par value, 10,000,000 shares
  authorized, 2,750,000 shares issued and outstanding      68,750,000       68,750,000
Common Stock, $.01 par value, 50,000,000
  shares authorized, 37,588,858 and 37,498,659
  shares issued and outstanding                               375,889          374,987
Additional paid-in capital                                418,331,410      417,756,731
Treasury stock, at cost, 747,600 shares                    (5,173,110)      (5,173,110)
Unearned directors' and officers' compensation             (1,377,358)      (1,854,249)
Predecessor basis assumed                                  (1,263,887)      (1,263,887)
Distributions in excess of net earnings                  (115,235,744)     (94,804,352)
Accumulated other comprehensive income:
  Unrealized loss on interest rate swap                    (3,323,763)
                                                         ------------     ------------

       Total shareholders' equity                         361,083,437      383,786,120
                                                         ------------     ------------

Total liabilities and shareholders' equity               $789,614,289     $801,742,677
                                                         ============     ============


                                EQUITY INNS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                               For the Three Months Ended     For the Nine Months Ended
                                                      September 30,                 September 30,
                                              ---------------------------    --------------------------
                                                  2001           2000            2001          2000
                                              -----------    ------------    ------------   -----------
Revenue
   Hotel revenues                             $53,005,229                    $155,548,490
   Percentage lease revenues                    5,471,566    $ 29,270,526      16,927,028   $69,824,187
   Loss on sale of hotel properties                                                          (3,316,251)
   Other income                                   469,234         159,201       1,605,451       696,684
                                              -----------    ------------   -------------   -----------
       Total revenue                           58,946,029      29,429,727    174,080,969     67,204,620
                                              -----------    ------------   -------------   -----------

Expenses
   Hotel operating expenses                    31,850,503                     93,636,702
   Real estate and personal property taxes      3,397,810       3,713,418      9,904,547     11,002,146
   Depreciation and amortization               10,416,102      10,281,400     30,438,306     30,029,866
   Amortization of loan costs                     475,275         437,743      1,414,625      1,188,165
   Interest                                     7,705,185       8,018,423     23,435,791     23,999,485
   General and administrative expenses:
       Stock-based or non-cash
           compensation                           243,327         249,765        731,232        757,022
       Other general and administrative
           expenses                             1,338,832       1,126,493      3,717,874      3,618,595
   Lease expense                                  216,848         324,875        852,172      1,188,537
                                              -----------    ------------   ------------    -----------
       Total expenses                          55,643,882      24,152,117    164,131,249     71,783,816
                                              -----------    ------------   ------------    -----------

Income (loss) before minority interest
   and income taxes                             3,302,147       5,277,610      9,949,720     (4,579,196)

Minority interest                                  83,829         124,816        235,159       (319,306)
                                              -----------    ------------   ------------    -----------

Income (loss) before income taxes               3,218,318       5,152,794      9,741,561     (4,259,890)

Income tax benefit                                990,000                      2,380,000
                                              -----------    ------------   ------------    -----------

Net income (loss)                               4,208,318       5,152,794     12,094,561     (4,259,890)

Preferred stock dividends                       1,632,813       1,632,812      4,898,439      4,898,438
                                              -----------    ------------   ------------    -----------

Net income (loss) applicable to
   common shareholders                        $ 2,575,505    $  3,519,982   $  7,196,122    $(9,158,328)
                                              ===========    ============   ============    ===========

Net income (loss) per common share -
   basic and diluted                          $       .07    $        .10   $        .20    $      (.25)
                                              ===========    ============   ============    ===========

Weighted average number of common
   shares and units outstanding - diluted      38,039,992      37,957,095     38,034,295     37,959,755
                                              ===========    ============   ============    ===========


The following is a reconciliation of net income (loss) to FFO:


                                                       Three Months Ended                 Nine Months Ended
                                                          September 30,                     September 30,
                                                   ----------------------------      -----------------------------
                                                      2001             2000             2001              2000
                                                   -----------       ----------      -----------       -----------

Net income (loss)                                  $ 4,208,318       $5,152,794      $12,094,561       $(4,259,890)
Less:
    Preferred stock dividends                       (1,632,813)      (1,632,812)      (4,898,439)       (4,898,438)

Add:
    Minority interest                                   83,829          124,816          235,159          (319,306)
    Depreciation of building, furniture
        and fixtures                                10,328,928       10,224,832       30,176,784        29,858,174
    Deferred lease revenue                             370,725        3,240,111        2,806,696        20,581,823
    Loss on sale of hotel properties                                                                     3,316,251
                                                   -----------      -----------      -----------       -----------

Funds From Operations                              $13,358,987      $17,109,741      $40,414,761       $44,278,614
                                                   ===========      ===========      ===========       ===========

Weighted average number of outstanding
    shares of Common Stock and Units                38,039,992       37,957,095       38,034,295        37,959,755
                                                   ===========      ===========      ===========       ===========

Funds from Operations per Share and Unit           $      0.35      $      0.45      $      1.06       $      1.17
                                                   ===========      ===========      ===========       ===========

                                Equity Inns, Inc.
                      Third Quarter 2001 Hotel Performance
                                 All Comparable



                                                     RevPAR                      Occupancy                            ADR
                                              ----------------------         ----------------------           ---------------------
                              # of                         Variance                       Variance                        Variance
                             Hotels            2001         to 2000           2001         to 2000             2001        to 2000
                             ------           ------       ---------         ------       ---------           ------      ---------

Portfolio
                                 96           $54.81         -7.1%             68.6%      -3.5 pts.            $79.88        -2.4%
Franchise
  AmeriSuites                    19           $52.54        -11.1%             71.4%      -5.3 pts.            $73.63        -4.5%
  Comfort Inn                     3           $51.04         -5.6%             66.0%      -4.8 pts.            $77.37         1.4%
  Hampton Inn                    48           $47.36         -5.7%             64.5%      -3.3 pts.            $73.41        -0.9%
  Hampton Inn & Suites            1           $53.91         16.2%             76.4%      12.7 pts.            $70.56        -3.2%
  Holiday Inn                     5           $40.19         -2.0%             61.0%       3.1 pts.            $65.90        -7.1%
  Homewood Suites                 9           $76.24         -8.7%             75.7%      -4.4 pts.           $100.72        -3.4%
  Residence Inn                  11           $79.89         -7.0%             79.1%      -4.4 pts.           $101.05        -1.8%

Manager
  Crestline                       2           $70.14        -11.5%             59.9%     -15.4 pts.           $117.02        11.2%
  Crossroads                     55           $57.61         -6.4%             69.7%      -2.7 pts.            $82.70        -2.7%
  Hilton                         20           $47.10         -4.0%             63.8%      -2.5 pts.            $73.78        -0.3%
  Prime                          19           $52.54        -11.1%             71.4%      -5.3 pts.            $73.63        -4.5%

Region
  East North Central             14           $61.75        -10.7%             70.7%      -6.9 pts.            $87.31        -2.0%
  East South Central             14           $45.52         -3.3%             66.6%      -0.1 pts.            $68.16        -3.2%
  Middle Atlantic                 6           $86.04         -2.6%             78.8%      -5.6 pts.           $109.24         4.3%
  Mountain                       10           $51.13        -10.2%             69.0%      -6.4 pts.            $74.10        -1.9%
  New England                     5           $64.51        -11.5%             71.3%      -8.8 pts.            $90.49        -0.5%
  Pacific Northwest               2           $89.14         -8.6%             76.5%      -3.0 pts.           $116.58        -5.1%
  South Atlantic                 27           $47.78         -5.2%             67.0%       0.2 pts.            $71.32        -5.4%
  West North Central              7           $61.41         -5.0%             75.6%      -3.5 pts.            $81.27        -0.6%
  West South Central             11           $42.98         -8.8%             59.1%      -5.3 pts.            $72.70        -0.6%

Type
  All Suite                      19           $52.54        -11.1%             71.4%      -5.3 pts.            $73.63        -4.5%
  Extended Stay                  20           $78.11         -7.8%             77.4%      -4.4 pts.           $100.89        -2.6%
  Full Service                    5           $46.63         -5.0%             63.0%       1.6 pts.            $74.05        -7.4%
  Limited Service                52           $47.08         -5.1%             64.6%      -3.0 pts.            $72.82        -0.7%



Note:Includes all hotels open for the entire second quarter period of both years with the same or comparable brand affiliations, regardless of ownership last year.

                                Equity Inns, Inc.
                       Year-to-date 2001 Hotel Performance
                                 All Comparable



                                                       RevPAR                     Occupancy                           ADR
                                              ----------------------         ----------------------           ---------------------
                              # of                         Variance                       Variance                        Variance
                             Hotels            2001         to 2000           2001         to 2000             2001        to 2000
                             ------           ------       ---------         ------       ---------           ------      ---------

Portfolio
                                 95           $54.71         -1.5%             67.5%      -1.5 pts.            $81.09         0.6%
Franchise
  AmeriSuites                    19           $54.33         -5.6%             68.8%      -5.3 pts.            $79.00         1.6%
  Comfort Inn                     3           $49.34         -1.2%             64.1%      -2.7 pts.            $77.02         2.9%
  Hampton Inn                    48           $47.09          0.0%             64.5%      -0.7 pts.            $73.03         1.0%
  Hampton Inn & Suites            1           $51.41         21.6%             72.8%      15.2 pts.            $70.63        -3.8%
  Holiday Inn                     4           $34.75         -9.9%             50.5%      -3.2 pts.            $68.79        -4.3%
  Homewood Suites                 9           $79.12          1.3%             76.3%       2.0 pts.           $103.63        -1.3%
  Residence Inn                  11           $76.11         -2.2%             77.5%      -2.0 pts.            $98.18         0.3%

Manager
  Crestline                       2           $58.38        -13.0%             57.9%     -14.1 pts.           $100.89         8.2%
  Crossroads                     54           $56.66         -0.4%             68.3%      -0.3 pts.            $82.98         0.1%
  Hilton                         20           $49.00          1.4%             64.9%       0.4 pts.            $75.48         0.8%
  Prime                          19           $54.33         -5.6%             68.8%      -5.3 pts.            $79.00         1.6%

Region
  East North Central             14           $56.43         -3.6%             65.9%      -2.6 pts.            $85.59         0.2%
  East South Central             14           $46.29          1.4%             66.7%       1.6 pts.            $69.39        -0.9%
  Middle Atlantic                 6           $76.80          2.7%             74.3%      -1.3 pts.           $103.34         4.5%
  Mountain                       10           $57.71         -0.5%             70.8%      -2.4 pts.            $81.47         2.8%
  New England                     5           $60.76         -7.5%             66.6%      -7.9 pts.            $91.29         3.5%
  Pacific Northwest               2           $81.85         -3.8%             73.2%      -3.0 pts.           $111.85         0.2%
  South Atlantic                 26           $50.44         -2.5%             66.1%      -1.1 pts.            $76.31        -0.9%
  West North Central              7           $57.86          2.5%             72.2%       1.0 pts.            $80.19         1.1%
  West South Central             11           $46.18         -2.0%             63.0%      -2.0 pts.            $73.27         1.1%

Type
  All Suite                      19           $54.33         -5.6%             68.8%      -5.3 pts.            $79.00         1.6%
  Extended Stay                  20           $77.58         -0.5%             76.9%       0.0 pts.           $100.82        -0.5%
  Full Service                    5           $42.85         -6.4%             56.3%      -2.0 pts.            $76.10        -3.0%
  Limited Service                51           $46.73          0.3%             64.3%      -0.6 pts.            $72.64         1.1%



Note:Includes all hotels open for the entire six-month period of both years with the same or comparable brand affiliations, regardless of ownership last year.